EXHIBIT 32.1

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

     The undersigned, the Chief Executive Officer and the Chief Financial Officer of Sunrise Assisted Living, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)	the Form 10-Q of the Company for the Period Ended September 30, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul J. Klaassen

Paul J. Klaassen
Chief Executive Officer
Date: 11/13/03

/s/ Larry E. Hulse

Larry E. Hulse
Chief Financial Officer
Date: 11/13/03